UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

DORCHESTER MINERALS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 559-0300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

                                                  Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2017, Dorchester Minerals Management GP LLC (the “General Partner”), the general partner of the general partner of Dorchester Minerals, L.P. (the “Partnership”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Partnership dated February 1, 2003 (the “Partnership Agreement”), in response to certain changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the “BBA”) relating to partnership audit and adjustment procedures. The Amendment makes certain revisions to the Partnership Agreement that are designed to facilitate the General Partner’s obligations as the “Partnership Representative” under the BBA. The Amendment is effective as of December 22, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(d)           Exhibits

3.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

Registrant

by  Dorchester Minerals Management LP

its General Partner,

by  Dorchester Minerals Management GP LLC

its General Partner

Date: December 22, 2017

By: /s/  William Casey McManemin

William Casey McManemin

Chairman and Chief Executive Officer